Exhibit 10(q)

Example of Modification Agreement with Associates Commercial Corporation aggregate amount of loans is $9,950,088.18.






                        MODIFICATION AGREEMENT
                            (Direct Loan)
                               1328292
This Agreement is entered into on 10/03/00 by and between Associates Commercial Corporation ("Secured Party") and OTR Exress, Inc.
("Debtor").

Debtor entered into a Security Agreement with Secured Party dated 5/3/99 (herein with all amendments thereto and any accompanying notes referred to as the "Contract") which was executed by Debtor as evidence of and as security for the payment of the amounts set forth therein.

Debtor has requested that Secured Party modify the terms of payment of the unpaid principal balance of the Contract which Secured Party is willing to do but only pursuant to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree to modify the terms of payment of the unpaid balance of the Contract as follows:

1. The remaining unpaid principal balance under the Contract as of the date hereof is 267,269.77.

2. In addition to the payment of the unpaid principal balance in 1 above Debtor promises and agrees to pay a refinance charge in the amount of $58,110.71.

3. Debtor promises and agrees to pay to Secured Party the total sum (1 plus 2 above) of $325,380.48 in 40 installments as follows:

Consecutive monthly payments:
2 installments of $1,826.18 each commencing 11/03/2000 followed by 2 installments of $1,826.18 each commencing 2/3/2001 followed by 35 installments of $5,630.79 each commencing 4/3/2001 followed by 1 installment of $120,998.11 commencing 3/3/2004 provided, however, that the final installment shall be in the amount of the remaining unpaid balance.

4. Except as specifically modified hereby the terms and provisions of the Contract shall remain in full force and effect.

Each of the parties hereto acknowledges receipt of a copy hereof.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.

ASSOCIATES COMMERCIAL CORPORATION    DEBTOR: OTR Express Inc


By: /s/ Jeff Trotter      By:  /s/ William P. Ward     /s/Steven W. Ruben

Title:  Vice President          Title: President         CFO